Exhibit No. 10.7

PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 7th day of December, 2001, by and between ALTERRA HEALTHCARE CORPORATION, a Delaware corporation ("AHC"), AHC Exchange Corporation ("AHC Exchange Entity I"), a Delaware corporation, AHC NIAGARA, llc ("AHC Exchange Entity II"), a Delaware limited liability company and PIONEER ACQUISITION COMPANY, LLC ("PAC"), a Delaware limited liability company.

W I T N E S S E T H:

         WHEREAS, simultaneously herewith Alterra Healthcare Corporation ("AHC"), Alternative Living Services-New York, Inc. ("ALS-NY") and Assisted Living Equities, LLC ("ALE") have entered into that certain Exchange and Settlement Agreement, dated as of May 30, 2001 (the "Exchange Agreement"); and

         WHEREAS, pursuant to section 2.4 of the Exchange Agreement, AHC Exchange Entity I has or will become the owner of the X1 Conveyed TIC Interests (as such term is defined in Appendix A hereto) and AHC Exchange Entity II has or will become the owner of the X2 Conveyed TIC Interest (as such term is defined in Appendix A hereto); and

         WHEREAS, AHC is the owner of the CB Greece Conveyed LLC Interest and the Orchard Park Conveyed LLC Interest (as each term is defined in Appendix A hereto); and

         WHEREAS, PAC wishes to purchase from AHC Exchange Entity I and AHC Exchange Entity I wishes to sell to PAC the X1 Conveyed TIC Interests; and

         WHEREAS, PAC wishes to purchase from AHC Exchange Entity II and AHC Exchange Entity II wishes to sell to PAC the X2 Conveyed TIC Interest; and

         WHEREAS, PAC wishes to purchase from AHC and AHC wishes to sell to PAC the CB Greece Conveyed LLC Interest and the Orchard Park Conveyed LLC Interest.

         NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

          1.         Definitions. Defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in Appendix A hereto. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter and vice versa, as the context requires. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement refer to this Agreement as a whole, unless the context otherwise requires.

          2.         Purchase and Sale Transactions

                   2.1         Purchase of X1 Conveyed TIC Interests, X2 Conveyed TIC Interest and LLC Interests in CB Greece Project Entity. Provided that the Closing, as such term is defined in the Exchange Agreement, has occurred, then simultaneously with such Closing (i) PAC shall purchase from AHC Exchange Entity I and AHC Exchange Entity I shall sell to PAC good and marketable fee simple absolute title to the X1 Conveyed TIC Interests, (ii) PAC shall purchase from AHC Exchange Entity II and AHC Exchange Entity II shall sell to PAC the X2 Conveyed TIC Interest, and (iii) PAC shall purchase from AHC and AHC shall sell to PAC good and marketable title to the CB Greece Conveyed LLC Interest, in each case subject only to the applicable Liens and Lease, for an aggregate purchase price of one million five hundred forty seven thousand nine hundred sixty nine dollars ($1,547,969) (the "Purchase Price"). The Purchase Price shall be paid as follows: (a) nine hundred ninety seven thousand nine hundred sixty nine ($997,969) (the "Purchase Price Cash Payment") shall be paid in cash to or as directed by AHC and the AHC Exchange Entities at the Closing, of which $800,000 shall be deposited by PAC into the Key Cash Collateral Account for the account of the AHC Exchange Entities and (b) five hundred fifty thousand dollars ($550,000) shall be paid by the delivery by PAC at Closing to or as directed by AHC and the AHC Exchange Entities of the Purchase Note in the principal amount of $550,000 and having the terms described herein and in the definition of Purchase Note in Appendix A hereto (the "Purchase Note"). The Purchase Note shall be secured as described in the PAC Collateral Assignment Agreement.

                   2.2         Purchase of Orchard Park Conveyed LLC Interest. Provided that the Closing, as such term is defined in the Exchange Agreement, has occurred, then simultaneously with such Closing, PAC shall purchase from AHC and AHC shall convey to PAC good and marketable title to the Orchard Park Conveyed LLC Interest, subject only to the applicable Liens and Lease, for consideration that includes earn-out consideration (the "Orchard Park Earn Out Consideration") (calculated as set forth in the following sentence) by delivery on August 31, 2002 of a promissory note (the "OP Purchase Note") made by PAC and secured by the PAC Collateral Assignment Agreement which shall (x) have a maturity date that is the earlier of August 31, 2004 and the date of the Orchard Park Sale, (y) be amortized pursuant to a ten year, level payment amortization schedule and (z) accrue interest at a rate of nine percent (9%) per annum. The Orchard Park Earn Out Consideration shall be equal to, and the OP Purchase Note shall be in a principal amount equal to, the quotient of (i) 51% of the excess of (a) the annualized EBITDAR (earnings on an accrual basis in accordance with GAAP consistently applied before interest, taxes, depreciation, amortization, rent and management fees, but after reflecting an accrual for property taxes at the annual rate then actually in effect) for the Facility owned by the CB Orchard Park Project Entity as of the date hereof and operated by the CB Orchard Park Operator for the quarter ended June 30, 2002 (provided that such amount for such quarter shall be calculated using the assumption that the property tax expense for such quarter is $37,710) over (b) $311,000, which represents the annualized EBITDAR for such Facility for the quarter ended March 31, 2001 (consistently computed), divided by (ii) 0.11; provided that in no event will the Orchard Park Earn Out Consideration (x) be less than $260,000 or (y) exceed $750,000. If as of June 30, 2002, a proceeding is pending to reduce the property tax assessment applicable to the Facility owned by the CB Orchard Park Project Entity as of the date hereof, and if thereafter and prior to the maturity date of the OP Purchase Note, as a result of such proceeding, such property tax assessment is reduced, then the OP Purchase Note shall be amended and restated as of August 31, 2002 to reflect a principal amount that is calculated in the same way as is described in the preceding sentence but after giving effect to the rate of property taxes as so reduced. If, prior to June 30, 2002, (i) an Orchard Park Sale is consummated or (ii) the Management Agreement entered into with respect to the Facility owned by the CB Orchard Park Project Entity as of the date hereof is terminated ("Management Agreement Termination"), the Orchard Park Earn Out Consideration shall be deemed equal to $750,000; provided that, in the event that AHC is in default of its obligations pursuant to such Management Agreement at the time of such sale or termination, the Orchard Park Earn Out Consideration shall be offset and the balance payable pursuant to the OP Purchase Note shall be reduced by the Offset Amount (hereinafter defined). The "Offset Amount" shall mean the amount of any and all damages suffered or incurred by ALE, PAC and their Affiliates that arise out of such default of such Management Agreement, which amount shall be determined as follows:

                             (i)         prior to an Orchard Park Sale or Management Agreement Termination, PAC shall advise AHC of its reasonable assessment of such damage amount (the "ALE Amount"), and if AHC shall consent to such ALE Amount, such ALE Amount shall be the Offset Amount; or

                             (ii)         if AHC shall object to the ALE Amount, it shall promptly advise PAC of its reasonable assessment of such damage amount (the "AHC Amount"), and if PAC shall consent to such AHC Amount, such AHC Amount shall be the Offset Amount; or

                             (iii)         if PAC shall not consent to the AHC Amount, the parties shall submit such determination to arbitration in the manner contemplated by the First Amended Agreement (as such term is defined in the Exchange Agreement), provided, however, that the arbitrators, upon reaching their determination of the Offset Amount, shall award reimbursement of attorney's fees and expenses incurred in connection with such arbitration to either PAC or AHC based on whether the ALE Amount or the AHC Amount, respectively, is closer to the Offset Amount actually determined in such arbitration.

         The intent of this provision is to encourage each of AHC and PAC to be reasonable in seeking to agree upon the value of any Offset Amount. The obligation pursuant hereto to pay the Orchard Park Earn Out Consideration and OP Purchase Note shall be secured by the PAC Collateral Assignment Agreement.

          3.         Conditions to Closing.

                   3.1         Conditions Precedent to PAC's Obligations. The obligations of PAC under this Agreement to consummate the transactions contemplated in Section 2.1 and Section 2.2 are subject to the occurrence of the Closing as such term is defined in the Exchange Agreement.

                   3.2         Conditions Precedent to AHC Exchange Entities' Obligations. The obligations of AHC and the AHC Exchange Entities under this Agreement to consummate the transactions contemplated in Section 2.1 and Section 2.2 are subject to (i) the occurrence of the Closing as such term is defined in the Exchange Agreement, and (ii) the execution and delivery by the PAC Equity Owners of the PAC Collateral Assignment Agreement

          4.         Representations and Warranties.

                    4.1         PAC. PAC has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by PAC and constitutes a valid and legally binding obligation of PAC, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law). PAC hereby represents and warrants that, in its opinion, the sum of the Purchase Price and the Orchard Park Earn Out Consideration as described in column 2 of Exhibit 2 is reasonably equivalent to the sum of (i) the aggregate fair market enterprise value of the CB Greece Conveyed LLC Interest and the Orchard Park Conveyed LLC Interest and (ii) the aggregate fair market asset value of the X1 Conveyed TIC Interests and the X2 Conveyed TIC Interest, and that such sum constitutes fair and adequate consideration for the Purchase Price and the Orchard Park Earn Out Consideration. PAC agrees to indemnify and hold harmless each of AHC and the AHC Exchange Entities and their Affiliates from and against any liability, cost, damage or expense that may arise (a) from any breach or default on the part of PAC in respect of its representations, warranties, covenants or agreements made in or pursuant to this Agreement and (b) from any unsuccessful challenge to the validity, sustainability or enforceability of this Agreement or the transactions contemplated hereby by PAC as debtor in possession or any trustee appointed in any bankruptcy case involving its property. PAC shall agree with AHC and the AHC Exchange Entities prior to the Closing on the valuations of the X1 Conveyed TIC Interests, the X2 Conveyed TIC Interest, the CB Greece Conveyed LLC Interest and the Orchard Park Conveyed LLC Interest being purchased and the allocations of values to individual assets comprising the Interests for federal income tax purposes.

          4.2         AHC Exchange Entities. At the Closing, AHC Exchange Entity I will have good and marketable title to the X1 Conveyed TIC Interests, in each case free and clear of all liens, encumbrances, charges and other claims but subject in each case to the applicable Liens and Leases. At the Closing, AHC will have good and marketable title to the CB Greece Conveyed LLC Interest and the Orchard Park Conveyed LLC Interest, in each case free and clear of all liens, encumbrances, charges and other claims but subject in each case to the applicable Liens and Leases. The CB Greece Conveyed LLC Interest constitutes the entire interest of AHC in the CB Greece Project Entity, and the Orchard Park Conveyed LLC Interest constitutes the entire interest of AHC in the CB Orchard Park Project Entity. At the Closing, AHC Exchange Entity II will have good and marketable title to the X2 Conveyed TIC Interest, free and clear of all liens, encumbrances, charges and other claims but subject in each case to the applicable Liens and Leases. Each of the AHC and the AHC Exchange Entities has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by each of AHC and the AHC Exchange Entities and constitutes a valid and legally binding obligation of each of the AHC Exchange Entities, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each of the AHC Exchange Entities hereby represents and warrants that, in its opinion, the X1 Conveyed TIC Interests, the X2 Conveyed TIC Interest, the CB Greece Conveyed LLC Interest and the Orchard Park Conveyed LLC Interest have, in the aggregate, a fair market enterprise value (with respect to the CB Greece Conveyed LLC Interest and the Orchard Park Conveyed LLC Interest) and a fair market asset value (with respect to the X1 Conveyed TIC Interests and the X2 Conveyed TIC Interest) that is reasonably equivalent to the sum of the Purchase Price and the Orchard Park Earn Out Consideration as described in column 2 of Exhibit 2 and that such sum constitutes fair and adequate consideration for the XI Conveyed LLC Interest, the X2 Conveyed LLC Interest, the CB Greece Conveyed LLC Interest and the Orchard Park Conveyed LLC Interest as described in Column 1 of Exhibit 2. Each of AHC and the AHC Exchange Entities agrees to indemnify and hold harmless PAC and PAC's Affiliates from and against any liability, cost, damage or expense that may arise (a) from any breach or default on the part of AHC or the AHC Exchange Entities in respect of its representations, warranties, covenants or agreements made in or pursuant to this Agreement and (b) from any unsuccessful challenge to the validity, sustainability or enforceability of this Agreement or the transactions contemplated hereby by AHC or the AHC Exchange Entities as debtors in possession or any trustee appointed in any bankruptcy case involving its property. AHC and the AHC Exchange Entities shall agree with PAC prior to the Closing on the valuations of the X1 Conveyed TIC Interests, the X2 Conveyed TIC Interest, the CB Greece Conveyed LLC Interest and the Orchard Park Conveyed LLC Interest being purchased and the allocations of values to individual assets comprising the same for federal income tax purposes.

          5.         General Provisions.

                    5.1         Entire Agreement. This Agreement (together with the Exchange Agreement and the other agreements referred to herein that this Agreement or the Exchange Agreement contemplates will remain in effect after the Closing) supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

                   5.2

Notices. Any notice or other communication required or permitted to be given pursuant to this Agreement or by applicable law shall be in writing and shall be deemed received (i) on the date delivered, if delivered in person to the person or department specified below, (ii) three (3) days after depositing the same in the U.S. Mail, certified or registered, with return receipt requested, or (iii) one (1) day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

If to AHC, to:

Alterra Healthcare Corporation
10000 Innovation Drive
Milwaukee, Wisconsin 53226
Attn: Chief Financial Officer

If to the AHC Exchange Entities, to:

Alterra Healthcare Corporation
10000 Innovation Drive
Milwaukee, Wisconsin 53226
Attn: Chief Financial Officer

If to PAC, to:

c/o Pioneer Development Company, LLC
250 South Clinton Street, Suite 200
Syracuse, New York 13202-1258
Attn: Mark Belanger

Any party may change its address to another single address by notice given as herein provided, except that any change of address must be actually received in order to be effective.

                    5.3         Third Party Beneficiary. PAC shall be a beneficiary of, and shall be entitled to enforce the provisions of Sections 5.1, 5.2, 5.3, 5.6, 5.8, 6 and 9.10 and the second sentence of Section 4.3A of the Exchange Agreement. AHC and ALS-NY (solely with respect to Sections 5.1 and 6) are executing this Agreement to acknowledge their agreement to this Section 5.3.

                    5.4         Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                    5.5         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                    5.6         Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile transmission by a party of a signed signature page hereof shall have the same effect as delivery by such party of a manually executed original counterpart hereof.

                    5.7         Costs. All costs and expenses incurred by each of the parties hereto in connection with the transactions contemplated herein shall be the responsibility of such party; provided that (i) PAC shall pay all of the AHC and AHC Exchange Entities' costs and expenses attributable to the costs and expenses of AHC and the AHC Exchange Entities in drafting and negotiating this Agreement and the terms hereof, (ii) the transferor of any interest in real property or of a majority interest in any entity owning real property pursuant to this Agreement shall pay all applicable New York state transfer and transfer gain taxes with respect to any conveyance made by such transferor, (iii) any mortgagee title insurance premiums that are required to be paid in connection with the transactions contemplated by Section 2 shall be paid by the obligor with respect to the related mortgage indebtedness after giving effect to the transactions contemplated in such Section (subject to any modification in such cost sharing allocation that is necessary or appropriate to conform such allocation to the ALE 1031 Principle), (iv) PAC shall pay Bank counsel fees and similar Bank out-of-pocket expenses arising as a result of the transactions contemplated hereby, and (v) all Bank fees arising as a result of the transactions contemplated hereby shall be payable by PAC.

                    5.8         Survival. The provisions of this Agreement shall survive the closing of the transactions contemplated hereby.

                    5.9         Further Assurances. Each of the parties to this Agreement hereby covenants and agrees that it will make, execute and deliver any and all such other instruments and documents and will do and perform any and all such further acts as shall be or become necessary, proper or convenient to carry out or effectuate the respective covenants, promises and undertakings contained in this Agreement.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

AHC Exchange Corporation

By: /s/ Kristin A. Ferge
   Name: KRISTIN A. FERGE
         Title: VICE PRESIDENT

AHC NIAGARA, LLC

By: /s/ Kristin A. Ferge
    Name: KRISTIN A. FERGE
         Title: VICE PRESIDENT

PIONEER ACQUISITION COMPANY, LLC

By: /s/ Mark A. Belanger
       Name: Mark A. Belanger
       Title: Member

ALTERRA HEALTHCARE CORPORATION,

By: /s/ Kristin A. Ferge
         Name: Kristin A. Ferge
         Title: Vice President

ALTERNATIVE LIVING SERVICES-NEW YORK, INC., solely for purposes of Section 5.3

By: /s/ Kristin A. Ferge
         Name: Kristin A. Ferge
         Title: Vice President

Appendix A

Definitions

         "AHC Exchange Entity I" means AHC Exchange Corporation, a Delaware corporation established by AHC to which AHC will contribute its limited liability company interest in each of the Project Entities other than the SH Niagara Project Entity prior to the Redemption Date.

         "AHC Exchange Entity II" means AHC Niagara, LLC, a Delaware limited liability company established by AHC to which AHC will contribute its limited liability company interest in the SH Niagara Project Entity prior to the Redemption Date.

         "AHC Exchange Entities" means the AHC Exchange Entity I and the AHC Exchange Entity II, individually or collectively as the context requires.

         "Bank" means Bank United, Key Bank and/or M & T Bank as the context shall require.

         "Bank United" means Bank United, a federal savings bank with an office for the transaction of business at 3200 Southwest Freeway, Suite 2000, Houston, Texas 77027.

         "CB Clifton Park Lease" means that certain Lease, dated as of May 15, 1998 by and between CB Clifton Park Project Entity and CB Clifton Park Operator, as assignee of Clifton Park Specialty Care Partners, as amended to date.

         "CB Clifton Park Management Agreement" means that certain Management Services Agreement, dated as of May 15, 1998 by and between ALS-NY and CB Clifton Park, as assignee of Clifton Park Specialty Care Partners.

         "CB Clifton Park Operator" means Clifton Park Clare Bridge Operator, Inc., a New York business corporation.

         "CB Clifton Park Project Entity" means Clifton Park Route 146, LLC, a New York limited liability company.

         "CB Greece Conveyed LLC Interest" means all of AHC's limited liability company interests in the CB Greece Project Entity, representing a 51% Percentage Interest therein.

         "CB Greece Lease" means that certain Lease, dated as of May 15, 1998 by and between CB Greece Project Entity and CB Greece Operator, as assignee of Greece Latta Road Partners, as amended to date.

         "CB Greece Management Agreement" means that certain Management Services Agreement, dated as of May 15, 1998 by and between ALS-NY and CB Greece Operator, as assignee of Greece Latta Road Partners.

         "CB Greece Operator" means Greece Clare Bridge Operator, Inc, a New York business corporation.

         "CB Greece Project Entity" means Greece Latta Road, LLC, a New York limited liability company.

         "CB Orchard Park Lease" means that certain Lease, dated as of December 30, 1998 by and between CB Orchard Park Project Entity and CB Orchard Park Operator, as assignee of Orchard Park Sterling Road Partners.

         "CB Orchard Park Management Agreement" means that certain Management Services Agreement, dated as of December 30, 1998 by and between ALS-NY and CB Orchard Park Operator, as assignee of Orchard Park Sterling Road Partners.

         "CB Orchard Park Operator" means Orchard Park Clare Bridge Operator, Inc., a New York business corporation.

         "CB Orchard Park Project Entity" means Orchard Park Sterling Drive, LLC, a New York limited liability company.

         "Closing" shall have the meaning ascribed to such term in the Exchange Agreement.

          "Existing Lease" means any one or more of the CB Clifton Park Lease, the CB Greece Lease or the CB Orchard Park Lease, as context requires.

         "Exchange Agreement" means that certain Exchange and Settlement Agreement, dated as of May 30, 2001, by and between Alterra Healthcare Corporation, Alternative Living Services-New York, Inc. and Assisted Living Equities, LLC.

         "Existing Operators" means the CB Clifton Park Operator, the CB Greece Operator and/or the CB Orchard Operator, individually or collectively as context requires.

         "Facility" means a facility owned by a Project Entity prior to giving effect to the transactions contemplated by the Exchange Agreement.

         "Insolvency Proceeding" means, with respect to AHC, any Project Entity or any Affiliate of AHC, the filing of a petition in bankruptcy or the commencement of any proceeding under (i) any federal or state bankruptcy or insolvency law, (ii) any law relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, or (iii) any fraudulent conveyance law; or the offering of a plan to creditors for compensation or extension; in each case whether such proceeding shall be voluntarily or involuntarily commenced.

         "Indebtedness" means debt for borrowed money owed to a Bank.

         "Key Bank" means Key Corporate Capital Inc., a Michigan corporation, with an office for the transaction of business at 127 Public Square, 6th Floor, Cleveland, Ohio 44114.

         "Key Cash Collateral Account" means the cash collateral account established at Firstar Bank pursuant to the terms of the loan agreement to be entered into by certain Project Entities with Key Bank simultaneously with the Closing.

         "Land and Improvements" means the land and real property improvements of a Facility owned by a Project Entity, including all fixtures attached thereto.

         "Lease" means any Existing Lease, the SH Greece Lease or the SH Saratoga Lease, individually or collectively, as the context requires.

         "Liens" means with respect to a given X1 Conveted TIC Interest or X2 Conveyed TIC Interest in a Property the liens and encumbrances granted by the Project Entity owning such Property, or with respect to the CB Greece Conveyed LLC Interest or the Orchard Park Conveyed LLC Interest the liens and encumbrances granted by the CB Greece Project Entity or the CB Orchard Park Project Entity, as applicable, to a Bank as of the date hereof to secure payment of the obligations of such Project Entity to such Bank.

         "M & T Bank" means Manufacturers and Traders Trust Company, a New York banking corporation with its principal office at One M&T Plaza, Buffalo, New York, 14240.

         "Management Agreement" means any one or more of the CB Clifton Park Management Agreement, CB Greece Management Agreement, CB Orchard Park Management Agreement, SH Greece Management Agreement or SH Saratoga Management Agreement, as the context requires; provided, however, that, with respect to the last four listed agreements, from and after the date of the transactions contemplated in Section 2.1 such term shall refer to the Management Agreements entered into with SH Tenants as contemplated by Section 2.1.

         "Operators" means, the CB Clifton Park Operator, the CB Greece Operator, the CB Orchard Park Operator, the SH Greece Tenant and/or SH Saratoga Tenant, individually or collectively as context requires.

         "Orchard Park Conveyed LLC Interest" means all of AHC Exchange Entity I's limited liability company interests in the CB Orchard Park Project Entity, representing a 51% Percentage Interest therein.

         "Orchard Park Sale" means the sale of (i) the tenancy-in-common interest in or fee title to the Facility owned by the CB Orchard Park Project Entity as of the date hereof or (ii) ALE's membership interests in the Project Entity owning such Facility or (iii) the PAC Equity Owners' membership interests in PAC such that the aggregate beneficial ownership percentage of ALE and PAC in such Facility is less than the current ALE Percentage ownership in the CB Orchard Park Project Entity.

         "PAC Collateral Assignment Agreement" means the collateral assignment agreement in the form attached hereto as Exhibit 1 to be entered into at the Closing by and between AHC Exchange Entities and the PAC Equity Owners.

         "PAC Equity Owners" means collectively, Michael Falcone and Mark Belanger.

         "Percentage Interest" has the meaning ascribed to such term in the Exchange Agreement.

         "Project Entity" means each of or some or all of the following entities (as the context may require): SH Saratoga Project Entity, CB Greece Project Entity, SH Greece Project Entity, CB Clifton Park Project Entity and CB Orchard Park Project Entity.

         "Property" with respect to a Project Entity or the AHC Exchange Entities means all of the interests of such entity in any real property constituting a Facility and in any tangible personal property (including furniture, fixtures and equipment) associated with such Facility.

         "Purchase Note" means a promissory note (i) of which the maker is PAC, (ii) which shall have a maturity date that is two months after the date of the Closing (provided that the maturity date of the Purchase Note shall be extended for any period after an Insolvency Proceeding has been made with respect to AHC, ALS-NY or any AHC Exchange Entity until such time as either (i) such proceeding has been dismissed, or in the event of an involuntary bankruptcy filing, the bankruptcy court has abstained from taking jurisdiction of the case pursuant to Section 305(a)(1) of the Bankruptcy Code or (ii) this Agreement has been assumed by AHC, ALS-NY or the appropriate AHC Exchange Entity, as applicable, as debtor-in-possession or its trustee) and (iii) which shall accrue interest at a rate of nine percent (9%) per annum.

         "SH Greece Lease" means that certain Lease, to be entered into by and between SH Greece Project Entity and SH Greece Tenant pursuant to Section 2.1.

         "SH Greece Management Agreement" means that certain Property Management Services Agreement, dated as of December 30, 1998 by and between SH Greece Project Entity and AHC.

         "SH Greece Project Entity" means Greece Treeline Drive, LLC, a New York limited liability company.

         "SH Greece Tenant" means a New York business corporation to be establish by a stockholder approved by ALE.

         "SH Management Agreements" means any one of more of the SH Greece Management Agreement or SH Saratoga Management Agreement, as context requires.

         "SH Project Entities" means SH Greece Project Entity and SH Saratoga Project Entity, individually or collectively as context requires.

         "SH Saratoga Lease" means that certain Lease, to be entered into by and between SH Saratoga Project Entity and SH Saratoga Tenant pursuant to Section 2.1.

         "SH Saratoga Management Agreement" means that certain Property Management Services Agreement, dated as of December 30, 1998 by and between SH Saratoga Project Entity and AHC.

         "SH Saratoga Project Entity" means Saratoga Kirby Road, LLC, a New York limited liability company.

         "SH Saratoga Tenant" means a New York business corporation to be establish by a stockholder approved by ALE.

         "SH Tenants" means SH Greece Tenant, SH Ithaca Tenant, SH Niagara Tenant or SH Saratoga Tenant, as context requires.

         "X1 Conveyed TIC Interests" means a 33.05% tenancy in common interest in the Land and Improvement of the SH Greece Facility and a 33.2% tenancy in common interest in the Land and Improvements of the SH Saratoga Facility..

         "X2 Conveyed TIC Interest" means a 32.8% tenancy in common interest in the Land and Improvements of the CB Clifton Park Facility